UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CADENCE DESIGN SYSTEMS, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2024

This proxy statement supplement (this ‘‘Supplement”) supplements the definitive proxy statement (the ‘‘Proxy Statement’’) filed by Cadence Design Systems, Inc. (“we” or “Cadence”) with the Securities and Exchange Commission (the “SEC”) on March 21, 2024 regarding our 2024 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) to be held on May 2, 2024 at 1:00 p.m. Pacific Time at www.meetnow.global/M5WZT79 via live audio webcast. This Supplement should be read in conjunction with the Proxy Statement, as well as our letter to stockholders filed with the SEC on April 10, 2024 (the “April 10 Supplement”), and except as updated by the April 10 Supplement and this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement, including its appendices. This Supplement, our Notice of 2024 Annual Meeting of Stockholders, our Proxy Statement, our April 10 Supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at http://www.envisionreports.com/CDNS.

The primary purpose of this Supplement is to update Proposal 4, the proposal to adopt the amendment to Cadence’s Restated Certificate of Incorporation regarding stockholder action by written consent, to add the following to the “Overview” section of Proposal 4:

For clarity, under the Written Consent Amendment, a request to fix a record date for stockholder action by written consent may be made by one or more stockholders who “own” in the aggregate (i.e., either individually or on a combined basis) not less than 25% of all outstanding shares of our common stock entitled to vote on the matter.

This Supplement also updates Proposal 4 to add the following to the “Reasons for the Proposed Written Consent Amendment” section of Proposal 4:

A majority of companies in our Peer Group do not permit their stockholders to act by written consent. Instead, we seek to add certain procedural and other safeguards around the written consent right that our Board believes strike an appropriate balance between supporting stockholder rights and minimizing the risk of unnecessary expense and disruption to Cadence’s business. This includes setting a 25% ownership threshold (in the aggregate) to request a record date for stockholder action by written consent. Based on the ownership of our common stock as of the Record Date, the 25% threshold could be met by as few as four stockholders making the request together. Failure to aggregate sufficient stock ownership to reach the 25% threshold would be a strong indicator that a sufficient interest among our stockholders does not exist to initiate a consent action. A consent action can generate significant expenses, require diversion of corporate resources and require the time and attention of our management and Board of Directors, all of which would impact Cadence and ultimately our stockholders as a whole.

Our Board of Directors continues to unanimously recommend voting FOR Proposal 4. If you have already voted and would like to change your vote, please refer to the disclosure in the Proxy Statement under “Information About the Annual Meeting,” question and answer number 16 for instructions on how to do so.